UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2006

HERBST GAMING, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-71044	88-0446145
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3440 West Russell Road, Las Vegas, NV  89118
(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 889-7695

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

ITEM 8.01  Other Events

Notice of Entry of Judgment of Jury Verdict

On February 21, 2006, Herbst Gaming, Inc. (the “Company”) received notice of the entry of judgment on February 17, 2006 by a trial court in Las Vegas, Nevada of a jury verdict delivered on Jaunary 14, 2006 against E-T-T, Inc. (“ETT”), a wholly-owned subsidiary of the Company, for approximately $4.3 million in compensatory damages and $10.0 million in punitive damages.  The jury verdict was delivered in connection with an action that alleged that ETT had negligently retained and negligently supervised a temporary employee who in 2001 stole a truck from ETT and, while drunk, hit and killed a woman.  The Company believes the award of compensatory and punitive damages against ETT, and the amount thereof, is not supportable in either law or in fact and plans to vigorously pursue all appropriate post-trial remedies, including exercising its right to appeal.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERBST GAMING, INC.

Date: February 24, 2006	By:	/s/ Sean Higgins
Sean Higgins
General Counsel